UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2018, Eloxx Pharmaceuticals, Inc. (the “ Company”) entered into an Amendment to the Research and License Agreement (the “Amendment”) with Technion Research & Development Foundation Ltd. (“Technion”) and Eloxx Pharmaceuticals Ltd. (“Eloxx Ltd.”) to, among other things, terminate certain payment, participation and observer rights held by Technion under the Research and Licensing Agreement between Eloxx Ltd. and Technion, dated August 29, 2013, as amended (the “License Agreement”). The License Agreement is described in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 16, 2018, and attached thereto as Exhibit 10.1.

The Amendment provides that in exchange for the issuance by the Company to Technion of 569,395 shares of common stock of the Company, par value $0.01 per share (the “Shares”), the Amendment terminates (i) Technion’s rights to receive payments from the Company upon the Company’s consummation of certain business transactions such as a merger or an initial public offering, (ii) certain preemptive rights provided by the Articles of Association of Eloxx Ltd. and (iii) Technion’s right designate an observer to board of directors. In addition, the Amendment includes a waiver and release of various claims relating to such terminated provisions of the License Agreement, as well as a lock-up agreement in connection with the issuance of the Shares.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Research and License Agreement, by and among Eloxx Pharmaceuticals, Inc., Eloxx Pharmaceuticals Ltd. and Technion Research & Development Foundation Ltd., dated as of June 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: June 13, 2018	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer